EXHIBIT 23

                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-8 of our report dated February 11, 1998, appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1997, and to the references to us under Item 3, "Incorporation of Documents by Reference," of this Registration Statement.




Deloitte & Touche LLP
Midland, Michigan

April 2, 1998